Exhibit 99.1

Clearway Energy Operating LLC, a Subsidiary of Clearway Energy, Inc.,

Announces Proposed Offering of $500 Million of Senior Notes

PRINCETON, NJ; January 8, 2026 — Clearway Energy Operating LLC (“Clearway Operating”), a subsidiary of Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) (“Clearway Energy”), today announced that, subject to market conditions, it intends to commence an offering of $500 million in aggregate principal amount of senior notes due 2034 (the “New Notes”). The New Notes will be senior unsecured obligations of Clearway Operating and will be guaranteed by Clearway Energy LLC, Clearway Operating’s parent company, and by each of Clearway Operating’s wholly owned current and future subsidiaries that guarantees indebtedness under its credit agreement.

Clearway Operating intends to allocate an amount equal to the net proceeds from the offering of the New Notes to finance or refinance certain indebtedness, in part or in full, and acquire assets meeting certain renewable energy generation and storage eligibility criteria. Specifically, Clearway Operating intends to use the net proceeds from the offering to repay borrowings outstanding under its revolving credit facility and for general corporate purposes.

The New Notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The New Notes and related guarantees have not been registered under the Securities Act or the applicable securities laws of any state or other jurisdiction and may not be offered, transferred or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and the applicable securities laws of any state or other jurisdiction. This notice is issued pursuant to Rule 135c of the Securities Act, and does not constitute an offer to sell any security, including the New Notes, nor a solicitation for an offer to purchase any security, including the New Notes, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest owners of clean energy generation assets in the US and is leading the transition to a world powered by clean energy. Our portfolio comprises approximately 12.7 GW of gross capacity in 27 states, including 9.9 GW of wind, solar, and energy storage and over 2.8 GW of dispatchable power generation providing critical grid reliability services. Through our diversified and primarily contracted clean energy portfolio, Clearway Energy endeavors to provide our investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by our controlling investor, Clearway Energy Group LLC.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” “target,” “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms.

Although Clearway Energy believes that the expectations are reasonable at this time, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, its operations, its facilities and its financial results, risks and uncertainties related to the capital markets generally, whether Clearway Energy will consummate the offering, the anticipated terms of the New Notes and the anticipated use of proceeds.

Clearway Energy undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause Clearway Energy’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy’s future results included in Clearway Energy’s filings, or the filings of Clearway Energy LLC, with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

Investors:

Akil Marsh, 609-608-1500

investor.relations@clearwayenergy.com

Media:

Zadie Oleksiw, 202-836-5754

media@clearwayenergy.com

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